UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

BRYN INC.

(Exact name of registrant as specified in its charter)

Nevada	333-143630	20-4682058
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2332 Galiano Street, 2d Floor, #5138, Coral Gables, Florida 33143

(Address of Principal Executive Office) (Zip Code)

305-988-9807

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation

On September 15, 2026, the Registrant filed with the Nevada Secretary of State a Certificate of Amendment of its Articles of Incorporation. The Certificate of Amendment provides that at 6:00 P.M. PDT on September 23, 2026 the following will occur:

●	the name of the Registrant will change to “MEDO Technologies, Inc.”

●	a one-for-one-hundred-thousand (1-for-100,000) reverse split of the outstanding Common Stock (the “Reverse Stock Split”) will become effective.

No fractional shares will be issued in connection with the Reverse Stock Split. To each holder of record of fewer than 100,000 shares immediately prior to the Reverse Stock Split, the Registrant will pay in cash seven hundred thousandths of a cent ($0.00007) for each share of Common Stock the holder held immediately prior to the Reverse Stock Split. For each holder of record of more than one hundred thousand (100,000) shares of Common Stock prior to the Reverse Stock Split, the Corporation shall round up to the next whole share any fractional share that would otherwise result from the Reverse Stock Split.

The Common Stock will first be listed for trading on a reverse stock split-adjusted basis on the OTCID Market when the market opens on September 24, 2026. The Registrant has applied to change the trading symbol for the Common Stock to “MEDO”; unless and until that application is approved and the change of trading symbol is implemented, the trading symbol will remain “BRRN.” The Common Stock was assigned a new CUSIP number (099863201) that will be effective following the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits

Exhibits

3-a	Certificate of Amendment of Articles of Incorporation – filed September 15, 2026
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bryn Inc.

Date: September 15, 2026	By:	/s/ John Leo
John Leo, CEO

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